EX-99.77Q1.2

Midas Series Trust
11 Hanover Square
New York, NY 10005

AMENDED TRUST INSTRUMENT

Table of Contents
ARTICLE I	DEFINITIONS	........................................................................................................................................................................	1
ARTICLE II	THE TRUSTEES	........................................................................................................................................................................	3
Section 1.	MANAGEMENT OF THE TRUST.	........................................................................................................................................................................	3
Section 2.	INITIAL TRUSTEE; ELECTION AND NUMBER OF TRUSTEES.	........................................................................................................................................................................	3
Section 3.	TERM OF OFFICE OF TRUSTEES.	........................................................................................................................................................................	3
Section 4.	VACANCIES; APPOINTMENT OF TRUSTEES.	........................................................................................................................................................................	3
Section 5.	TEMPORARY VACANCY OR ABSENCE.	........................................................................................................................................................................	4
Section 6.	CHAIRMAN.	........................................................................................................................................................................	4
Section 7.	ACTION BY THE TRUSTEES.	........................................................................................................................................................................	4
Section 8.	OWNERSHIP OF TRUST PROPERTY.	........................................................................................................................................................................	4
Section 9.	EFFECT OF TRUSTEES NOT SERVING.	........................................................................................................................................................................	4
Section 10.	TRUSTEES AND OTHERS AS SHAREHOLDERS.	........................................................................................................................................................................	4
ARTICLE III	POWERS OF THE TRUSTEES	........................................................................................................................................................................	5
Section 1.	POWERS.	........................................................................................................................................................................	5
Section 2.	CERTAIN TRANSACTIONS.	........................................................................................................................................................................	8
ARTICLE IV	SERIES; CLASSES; SHARES	........................................................................................................................................................................	8
Section 1.	ESTABLISHMENT OF SERIES AND CLASSES.	........................................................................................................................................................................	8
Section 2.	SHARES.	........................................................................................................................................................................	9
Section 3.	INVESTMENTS IN THE TRUST.	........................................................................................................................................................................	9
Section 4.	ASSETS AND LIABILITIES OF SERIES AND CLASSES.	........................................................................................................................................................................	10
Section 5.	OWNERSHIP AND TRANSFER OF SHARES.	........................................................................................................................................................................	10
Section 6.	STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY.	........................................................................................................................................................................	11
ARTICLE V	DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE	........................................................................................................................................................................	12
Section 1.	DISTRIBUTIONS.	........................................................................................................................................................................	12
Section 2.	REDEMPTIONS.	........................................................................................................................................................................	12
Section 3.	DETERMINATION OF NET ASSET VALUE PER SHARE.	........................................................................................................................................................................	13
Section 4.	SUSPENSION OF RIGHT OF REDEMPTION.	........................................................................................................................................................................	13
ARTICLE VI	SHAREHOLDERS' VOTING POWERS AND MEETINGS	........................................................................................................................................................................	13
Section 1.	VOTING POWERS.	........................................................................................................................................................................	13
Section 2.	MEETINGS OF SHAREHOLDERS.	........................................................................................................................................................................	14
Section 3.	QUORUM; REQUIRED VOTE.	........................................................................................................................................................................	14
ARTICLE VII	CONTRACTS WITH SERVICE PROVIDERS	........................................................................................................................................................................	14
Section 1.	INVESTMENT ADVISER.	........................................................................................................................................................................	14
Section 2.	PRINCIPAL UNDERWRITER.	........................................................................................................................................................................	15
Section 3.	CUSTODIAN.	........................................................................................................................................................................	15
Section 4.	TRANSFER AGENCY, SHAREHOLDER SERVICES, AND ADMINISTRATION AGREEMENTS.	........................................................................................................................................................................	15
Section 5.	PARTIES TO CONTRACTS WITH SERVICE PROVIDERS.	........................................................................................................................................................................	15
ARTICLE VIII	EXPENSES OF THE TRUST, SERIES AND CLASSES	........................................................................................................................................................................	15
ARTICLE IX	LIMITATION OF LIABILITY AND INDEMNIFICATION	........................................................................................................................................................................	16
Section 1.	LIMITATION OF LIABILITY.	........................................................................................................................................................................	16
Section 2.	INDEMNIFICATION	........................................................................................................................................................................	18
Section 3.	INDEMNIFICATION OF SHAREHOLDERS.	........................................................................................................................................................................	19
ARTICLE X	MISCELLANEOUS	........................................................................................................................................................................	19

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Section 1.	TRUST NOT A PARTNERSHIP.	........................................................................................................................................................................	19
Section 2.	TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY.	........................................................................................................................................................................	19
Section 3.	TERMINATION OR REORGANIZATION OF THE TRUST.	........................................................................................................................................................................	20
Section 4.	TRUST INSTRUMENT.	........................................................................................................................................................................	21
Section 5.	APPLICABLE LAW.	........................................................................................................................................................................	21
Section 6.	AMENDMENTS.	........................................................................................................................................................................	22
Section 7.	FISCAL YEAR.	........................................................................................................................................................................	22
Section 8.	SEVERABILITY.	........................................................................................................................................................................	22
Section 9.	INTERPRETATION.	........................................................................................................................................................................	23

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Midas Series Trust
AMENDED TRUST INSTRUMENT
This AMENDED TRUST INSTRUMENT ("Trust Instrument") is made as of January 10, 2017, by the Trustees to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors.  The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument.  The name of the Trust created by this Trust Instrument is "Midas Series Trust."
ARTICLE I

DEFINITIONS
Unless otherwise provided or required by the context:
(a) "Assets belonging to" a Series has the meaning set forth in Article IV, Section 4;
(b) "Bylaws" means the Bylaws of the Trust adopted by the Trustees, as amended from time to time;
(c) "Certificate of Trust" means the Trust's Certificate of Trust, as amended or restated from time to time, filed by the Initial Trustee in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act on September 28, 2012;
(d) "Class" means a class of Shares of a Series established pursuant to Article IV;
(e) "Commission," "Interested Person" and "Principal Underwriter" have the meanings provided in the 1940 Act;
(f) "Covered Person" means a person so defined in Article IX, Section 2;
(g) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;
(h) "Initial Trustee" means Peter K. Werner, the person who signed the Trust's Certificate of Trust;
(i) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges and reserves;
(j) "Majority Shareholder Vote" means the affirmative vote of the lesser of (a) 67% or more of the Outstanding Shares of the Trust or Series (or Class thereof), as applicable, present at a meeting of Shareholders if more than 50% of the Outstanding Shares of the Trust or Series (or Class thereof), as applicable, are present or represented by proxy or (b) more than 50% of the Outstanding Shares of the Trust or Series (or Class thereof), as applicable;

(k) "Net Asset Value per Share" means the net asset value of each Series or Class, determined as provided in Article V, Section 3;
(l) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and that are held in the treasury of the Trust;
(m) "Person" means and includes natural persons, corporations, partnerships, limited partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;
(n) "Registration Statement" means the Trust's registration statement on Form N-1A and all amendments thereto filed with the U.S. Securities and Exchange Commission;
(o) "Series" means a series of Shares established pursuant to Article IV;
(p) "Shareholder" means a record owner of Outstanding Shares;
(q) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);
(r) "Trust" means Midas Series Trust," the Delaware statutory trust formed under the Delaware Act by this Trust Instrument and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;
(s) "Trust Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Trust or any Class or Series thereof or the Trustees on behalf of the Trust or any Class or Series thereof;
(t) "Trustees" means the Initial Trustee and all other persons who may from time to time be duly qualified, elected or appointed, and serving as Trustees of the Trust in accordance with Article II, in each case so long as such persons continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees refers to such person or persons in his or her capacity as Trustees hereunder; and
(u) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

ARTICLE II

THE TRUSTEES
Section 1. MANAGEMENT OF THE TRUST.  The business and affairs of the Trust shall be managed by or under the direction of the Trustees.  The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument.  In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.  The Trustees may execute all instruments and take all action they deem necessary, proper or desirable to promote the interests of the Trust.  Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.
Section 2. INITIAL TRUSTEE; ELECTION AND NUMBER OF TRUSTEES.  The number of Trustees (other than the Initial Trustee) shall be fixed from time to time by a majority of the Trustees; provided, however, that there shall be at least two (2) Trustees.  Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Trust Instrument.
Section 3. TERM OF OFFICE OF TRUSTEES.  Subject to any limitations on the term of service imposed by the Bylaws, each Trustee shall hold office until his or her successor is elected, his or her death, or the Trust terminates, whichever is sooner; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.
Section 4. VACANCIES; APPOINTMENT OF TRUSTEES.  Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act.  Any such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment.  The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs.  Upon the appointment of any such Trustee as provided in this Article II, Section 4, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.  The Trustees' power of appointment is subject to Section 16(a) of the 1940 Act.

Section 5. TEMPORARY VACANCY OR ABSENCE.  Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled or otherwise eliminated, the remaining Trustees shall have all the powers hereunder and their determination as to such vacancy shall be conclusive.
Section 6. CHAIRMAN.  The Trustees may appoint one of their members to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees and shall assume such other duties as the Board of Trustees may assign to the Chairman from time to time. The Chairman shall have no greater liability, nor be held to any higher standard, by reason of being Chairman rather than being a Trustee who is not Chairman.
Section 7. ACTION BY THE TRUSTEES.  Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken by a vote cast in person at a meeting of the Trustees) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law).  A majority of the incumbent Trustees shall constitute a quorum at any meeting.  Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.
Section 8. OWNERSHIP OF TRUST PROPERTY.  Title to the Trust Property shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Series, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee.  Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees, except that this provision shall not operate to eliminate any rights that the Trustee or the Trustee's beneficiary may have under any deferred fee agreement with the Trust.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
Section 9. EFFECT OF TRUSTEES NOT SERVING.  The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.
Section 10. TRUSTEES AND OTHERS AS SHAREHOLDERS.  Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and redeem Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein or in the Bylaws relating to the sale and redemption of such Shares.

ARTICLE III

POWERS OF THE TRUSTEES
Section 1. POWERS.  The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, proper or desirable in the management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trust or the Trustees or upon their order.  Subject to any applicable express limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:
(a) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;
(b) Subject to the limits of applicable law (including the provisions of the 1940 Act) to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, but not limited to, cash, U.S. and foreign cash and currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, but not limited to, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, and other financial contracts or derivative instruments and securities issued by an investment company), without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;
(c) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d) To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;
(e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the Bylaws, one or more banks, trust companies, companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such custodian;
(f) To retain one or more transfer agents and Shareholder servicing agents, or both;
(g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;
(h) To set record dates in the manner provided for herein or in the Bylaws;
(i) To establish a registered office and have a registered agent in the State of Delaware;
(j) To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;
(k) To sell, exchange, or otherwise dispose of any or all of the assets of the Trust or any Series;
(l) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such Persons as the Trustees deem proper;
(m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
(n) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or a Trustee's own name or in the name of a custodian or a nominee or nominees;
(o) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes of such Series, all in accordance with the provisions of Article IV;
(p) To interpret the investment policies, practices, or limitations of any Series or Class;
(q) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4;

(r) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
(s) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;
(t) To declare and make distributions of income and of capital gains to Shareholders;
(u) To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other Person, firm, association, or corporation;
(v) To establish, from time to time, a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;
(w) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any legal action, suit, or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;
(x) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of, or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;
(y) To adopt, establish, and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive, and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust;
(z) To purchase, and pay for, out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property or the assets belonging to any appropriate Series, to the fullest extent permitted by this Trust Instrument;

(aa) To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects, or powers; and
(bb) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.
The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.  In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.
Section 2. CERTAIN TRANSACTIONS.  Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor, or transfer agent for the Trust or with any Interested Person of such person.  The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian, or in any other capacity upon customary terms.
ARTICLE IV

SERIES; CLASSES; SHARES
Section 1. ESTABLISHMENT OF SERIES AND CLASSES.  The Trust shall consist of one or more separate and distinct Series.  The Trustees may designate the rights and preferences of the Shares of each Series relative to the Shares of any other Series.  The Trustees hereby establish Midas Fund and Midas Magic as Series of the Trust, which shall have the relative rights and preferences set forth in the Registration Statement.  The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation, and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class.  The establishment and designation of each additional Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any Registration Statement of the Trust, or as otherwise provided in such resolution.  The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series.  A Series may issue any number of Shares and need not issue Shares.  Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series.  Upon redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series.  The Trustees may change the name of any Series or Class at any time in their sole discretion.

Section 2. SHARES.  The number of Shares of each Series and Class shall be unlimited, and each Share shall have no par value.  All Shares issued hereunder, including Shares issued in connection with a dividend or other distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.  The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, (1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust's treasury, (3) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights, and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares unless the Board has specifically determined that such change is in the best interests of the Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Classes into a greater or lesser number, (5) to classify or reclassify any Shares of any Series or Classes into one or more Series or Classes of Shares (but the Trustees may not classify or reclassify any Outstanding Shares unless the Board specifically determines that such classification or reclassification is in the best interests of the Shareholders of such Shares), (6) to abolish any one or more Series or Classes of Shares, (7) to combine two or more Classes of a Series into a single Class of such Series (but the Trustees may not combine a Class having Outstanding Shares unless the Board specifically determines that such combination is in the best interests of the Shareholders of such Shares), (8) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (9) to take such other action with respect to the Shares as the Trustees may deem desirable.  Shares held in the Trust's treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.
Section 3. INVESTMENTS IN THE TRUST.  The Trustees may accept investments in any Series from such Persons, on such terms, and for such consideration, which may consist of tangible or intangible property or a combination thereof, as they may from time to time authorize.  At the Trustees' sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3.  Investment in a Series shall be credited to the investing Shareholder's account in the form of full and/or fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, or (b) determine the Net Asset Value per Share of the initial capital contribution for any Series.  The Trustees shall have the right to refuse to accept investments in any Series or by any Person at any time without any cause or reason therefor whatsoever.

Section 4. ASSETS AND LIABILITIES OF SERIES AND CLASSES.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be recorded, held, and accounted for separately from the other assets of the Trust and Assets belonging to every other Series.  The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series.  Any assets, income, earnings, profits, and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees, in their sole discretion, deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds, and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series.  The Assets belonging to a Series shall be charged with all Liabilities of the Trust with respect to that Series and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class.  Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees or their designee between or among any one or more Series or Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.
Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series.  Notice of this contractual limitation on Liabilities among Series may, in the Trustees' sole discretion, be set forth in the Trust's Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.  Any Person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.
Section 5. OWNERSHIP AND TRANSFER OF SHARES.  The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the issuance of Share certificates of each Series or Class of the Trust and any other similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

Shares shall be transferable only on, and as evidenced by, the records of the Trust in accordance with such rules as the Trust may establish from time to time.  Except as provided in the following paragraph of this Section 5, Shares are transferable only by the record holder thereof or by its agent thereto.  Upon receipt by the Trust or its transfer or similar agent of a request from a Shareholder of record to transfer Shares held by such Shareholder to another Person, accompanied by such information as may be required by the Trust or its transfer or similar agent, the transfer shall be recorded on the applicable register of the Trust.  Until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer or similar agent for the Trust nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.
Any Person entitled to any Shares as a consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of such evidence thereof as the Trust or its transfer or similar agent may require, but until such transfer is recorded, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees, any transfer or similar agent nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.  The Trustees may make such additional rules as they consider appropriate for the transfer of Shares of each Series or Class of the Trust and any other similar matters.
Section 6. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY.  Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument.  Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto.  The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series or Class thereof.  Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.  Any note, bond, contract, or other written obligation of the Trust or any Series may contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to one or more Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

ARTICLE V

DISTRIBUTIONS, REDEMPTIONS AND NET ASSET VALUE
Section 1. DISTRIBUTIONS.  The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series.  The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or similar plans as the Trustees deem appropriate.
Section 2. REDEMPTIONS.  Each Shareholder of a Series or Class thereof shall have the right, at such times as may be permitted by the Trustees, subject to applicable law (including the 1940 Act),  to require the Series to redeem all or any part of his or her Shares thereof at a redemption price per Share equal to the Net Asset Value per Share.  The redemption price per Share of a Series or Class thereof, as applicable, shall be the Net Asset Value per Share of such Series or Class next determined after receipt by the Series or Class, as applicable, of a request for redemption in proper form and the payment thereof shall be less any fees, charges or loads authorized by the Trustees and described in the Trust's Registration Statement for that Series or Class under the Securities Act of 1933, as amended, and the 1940 Act.  The Trustees may specify conditions, prices, and places of redemption and may specify binding requirements for the proper form or forms of requests for redemption.  Payment of the redemption price may be in-kind and wholly or partly in securities or other assets at their value used in such determination of Net Asset Value per Share or may be in cash.  Subject to the foregoing, the fair value, selection, and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees.  In no case shall the Trust be liable for any delay of any Person in transferring securities selected for delivery as all or part of any payment-in-kind.  After redemption, Shares may be reissued from time to time.  The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him or her or if the Share activity of the account is deemed by the Trustees to adversely affect the management of any Series or Class.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series.  Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 3. DETERMINATION OF NET ASSET VALUE PER SHARE.    The Trustees shall cause the Net Asset Value per Share of each Series and Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees and shall be as set forth in the Registration Statement or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for unrestricted trading.
Section 4. SUSPENSION OF RIGHT OF REDEMPTION.  If, as referred to in Section 2 of this Article, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension.  Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension.  If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.
ARTICLE VI

SHAREHOLDERS' VOTING POWERS AND MEETINGS
Section 1. VOTING POWERS.  The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Article II, Section 2, (b) the removal of Trustees as provided in Article II, Section 3(d), (c) any investment advisory or management contract as provided in Article VII, Section 1, (d) the amendment of this Trust Instrument to the extent and as provided in Article X, Section 6, and (e) such additional matters relating to the Trust to the extent required by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable.
Notwithstanding any other provision of this Trust Instrument, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the Bylaws, or in a resolution of the Trustees.  Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument, or the Bylaws.

Section 2. MEETINGS OF SHAREHOLDERS.  The Trust shall not be required to hold annual meetings, unless required by law.  Special meetings of the Shareholders of any Series or Class may be called by the Secretary whenever ordered by the Trustees, the Chairman, or the President and shall be called by the Secretary upon the written request of Shareholders owning at least twenty-five percent (or a lesser percent if and to the extent required by law) of the Outstanding Shares of such Series or Class entitled to vote. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the Bylaws.
Section 3. QUORUM; REQUIRED VOTE.  Except when a larger quorum is required by law, this Trust Instrument or the Bylaws, one-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, as applicable, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively.  Any lesser number shall be sufficient for adjournments.  Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice.  Except when a larger vote is required by law, this Trust Instrument or the Bylaws, a majority of the Outstanding Shares present in person or represented by proxy entitled to vote on the subject matter shall decide any matters to be voted upon with respect to the entire Trust, unless such matter has been approved by a majority of the Trustees then in office, in which case, the vote of a majority of all votes cast at a meeting at which a quorum is present shall decide that matter, and a plurality of the Outstanding Shares present in person or represented by proxy and entitled to vote shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then the vote of a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) present in person or represented by proxy entitled to vote on the subject matter shall decide that matter insofar as that Series or Class is concerned, unless such matter has been approved by a majority of the Trustees then in office, in which case, the vote of a majority of all votes cast at a meeting at which a quorum is present shall decide that matter insofar as that Series or Class is concerned.  Shareholders may act as to the Trust or any Series or Class by written consent as provided in the Bylaws.
ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS
Section 1. INVESTMENT ADVISER.  Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment management and advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees.  Any such contract may provide for the investment manager or adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees, or may authorize any officer or agent of the Trust to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment manager or adviser to employ one or more sub-advisers or servicing agents.

Section 2. PRINCIPAL UNDERWRITER.  The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees.  The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations.
Section 3. CUSTODIAN.  The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series with a custodian meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder or as otherwise permitted by the Commission or its staff.  The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and give a receipt for money paid for any moneys due to the Trust or any Series and on behalf of the Trust or any Series, and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers and (d) to employ one or more sub-custodians.
Section 4. TRANSFER AGENCY, SHAREHOLDER SERVICES, AND ADMINISTRATION AGREEMENTS.  The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, shareholder service agreements and administration agreements with any party or parties on terms and conditions acceptable to the Trustees.
Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS.  The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship.  No Person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the Bylaws.
ARTICLE VIII

EXPENSES OF THE TRUST, SERIES AND CLASSES
The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a particular Series or Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or a particular Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser(s), principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, accounting services agent and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION
Section 1. LIMITATION OF LIABILITY.
(a) Except as required by federal law, including applicable provisions of the 1940 Act, no Trustee, officer, employee or agent of the Trust shall owe any fiduciary duties to the Trust, any Class or Series thereof, or to any Shareholder or any other Person. The Trustees, officers, employees and agents of the Trust shall only have the duty to perform their respective obligations expressly set forth herein in a manner that does not constitute bad faith, willful misfeasance, gross negligence or reckless disregard of their respective duties as a Trustee, officer, employee or agent expressly set forth in this Trust Instrument.  Without limiting the foregoing, there shall not be a "fiduciary exception" to the attorney-client privilege as described in United States v. Jicarilla, 564 U.S. 162 (2011), United States v. Mett, 178 F.3d 1058 (9th Cir. 1999), or similar law with respect to any communications between any Trustee and legal counsel, regardless of whether, among other things, the Trust pays the legal fees of such counsel, such counsel's legal advice was given for managing the Trust and not for personal advice to the Trustees, and such communications were not made in anticipation of litigation.
(b) To the extent that, at law or in equity, a Trustee, officer, employee or agent has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Class or Series thereof, to the Shareholders or to any other Person, a Trustee, officer, employee or agent acting under this Trust Instrument shall not be liable to the Trust, to the Shareholders or to any other Person for his or her reliance on the provisions of this Trust Instrument. The provisions of this Trust Instrument, to the extent that they restrict the duties and limit the liabilities of the Trustees, officers, employees or agents otherwise existing at law or in equity, replace such other duties and liabilities of such Trustees, officers, employees or agents.
(c) Except as otherwise expressly set forth herein, the Trustees, officers, employees and agents of the Trust shall not have any personal liability to any Person other than the Trust, any Class or Series thereof, or any Shareholders for any act, omission or obligation of the Trust or any Trustee, and then only for acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of duties expressly set forth in this Trust Instrument. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or its Shareholders for any act or omission or any conduct whatsoever (including any breach of fiduciary duty and the failure to compel in any way any former or acting Trustee to redress any breach of fiduciary duty or trust or for any errors of judgment or mistakes of fact or law); provided that nothing contained herein shall protect any Trustee, officer, employee or agent against any liability to the Trust or its Shareholders to which he or she would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties as an officer, employee or agent as expressly set forth herein.

(d) A Trustee shall only be liable for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties expressly set forth herein, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any other Person, including any officer, agent, employee, independent contractor or consultant, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may rely upon advice of legal counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) the Trustees shall be fully protected in relying upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person, as to matters reasonably believed to be within such Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that Person any standard of care or liability that is greater than that imposed on that Person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond or other security, nor any surety if a bond is obtained.
(e) All Persons extending credit to, contracting with or having any claim against the Trust shall look only to Trust Property or to the assets of any applicable Class or Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(f) Every written obligation, note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Class or Series thereof, or the Trustees or officers by any of them in connection with the Trust or any Class or Series thereof shall conclusively be deemed to have been executed or done only in or with respect to his, her or their capacity as Trustee or Trustees, or officer or officers, as the case may be, and such Trustee or Trustees, or officer or officers shall not be personally liable thereon. At the Trustees' discretion, any written obligation, note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that this Trust Instrument contains a limitation on liability and such written obligation, note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust or the applicable Class or Series thereof by a Trustee or Trustees in such capacity and not individually, or by an officer or officers in such capacity and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust, or the assets held with respect to the applicable Class or Series thereof only and not against the assets of the Trust generally or the assets held with respect to any Class or Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.
Section 2. INDEMNIFICATION.
(a) Subject to the exceptions and limitations contained in subsection (b) below:
(i) every person who is, or has been, a Trustee or an officer or employee of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.
(ii) as used herein, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
(b) No indemnification shall be provided hereunder to a Covered Person who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors, and administrators of a Covered Person.
(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission.
(e) Any repeal or modification of this Article IX by the Shareholders, or adoption or modification of any other provision of this Trust Instrument or the Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.
Section 3. INDEMNIFICATION OF SHAREHOLDERS.  If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him or her for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.
ARTICLE X

MISCELLANEOUS
Section 1. TRUST NOT A PARTNERSHIP.  This Trust Instrument creates a statutory trust pursuant to the Delaware Act and not a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship.  No Trustee shall have any power to bind personally either the Trust's officers, other Trustees or any Shareholder.  Nothing in this Trust Instrument shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY.  The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested.  Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3. TERMINATION OR REORGANIZATION OF THE TRUST.
(a) This Trust shall have perpetual existence.  Notwithstanding anything else contained herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval:
(i)   sell and convey all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof;
(ii)   at any time sell and convert into money all or substantially all of the assets of the Trust or Assets belonging to any affected Series;
(iii)  cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets ("series") of any of the foregoing (each, an "Entity"), if the surviving or resulting Entity is the Trust or another management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust's registration under the 1940 Act;
(iv)  cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Tax Code"), or a successor provision;
(v)   cause the Trust to incorporate under the laws of Delaware or any other jurisdiction; and/or
(vi)  cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity.
The Trustees shall provide written notice to affected Shareholders of any transaction described in this Section 3. The transactions described in this Section 3 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method the Trustees approve.

(b) Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either subsection (a)(i) or (ii) above, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.  Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a)(i) or (ii) above, the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.  Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.
(c) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.  Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.
Section 4. TRUST INSTRUMENT.  The original or a copy of this Trust Instrument and of each amendment and/or restatement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments, restatements or supplements and as to any matters in connection with the Trust. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.
Section 5. APPLICABLE LAW.  This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iii) fees or other sums payable to trustees, officers, agents or employees of a trust, (iv) the allocation of receipts and expenditures to income or principal, (v) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vi) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument.  The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 6. AMENDMENTS.  The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto, or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) that would affect the voting rights of Shareholders granted in Article VI, Section 1, (b) to this Section 6, (c) required to be approved by Shareholders by law or by the Trust's Registration Statement(s) filed with the Commission or (d) that is submitted to them by the Trustees in their sole discretion.  Any such amendment or supplement to this Trust Instrument requires the approval of a majority of the Trustees present at a duly called meeting of Trustees (including a meeting by telephonic or other electronic means) at which a quorum is present or by written consent of a majority of Trustees without a meeting.  Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series, and no vote shall be required of Shareholders of Series not affected.  Notwithstanding anything else herein, any amendment to Article IX that would have the effect of reducing the indemnification or other rights provided thereby to Covered Persons of the Trust or to Shareholders or former Shareholders, or increase the actual or potential liabilities of the Trustees or officers of the Trust, and any repeal or amendment of` this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.
Section 7. FISCAL YEAR.  The fiscal year of each Series of the Trust shall end on a specified date as set forth in the Bylaws or by resolution.  The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval.  Different Series may have different fiscal years.
Section 8. SEVERABILITY.  The provisions of this Trust Instrument are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument to the extent of such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

    Section 9. INTERPRETATION.  As used herein, the singular includes the plural and vice versa.  Headings herein are for convenience only and shall not affect the construction of this Trust Instrument.